ASSET PURCHASE AND SALE AGREEMENT

Dated as of

June 14, 2007

between

GLOBAL CASINOS, INC.,

A Utah corporation

And

DOC HOLLIDAY CASINO, LLC,

A Colorado limited liability company

ASSET PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made and entered into effective this 14th day of June, 2007, by GLOBAL CASINOS, INC., a Utah corporation and an acquisition subsidiary to be formed for the sole purpose of acquiring the assets of Doc Holliday Casinos, LLC (“Global” or “Buyer”), and DOC HOLLIDAY CASINOS, LLC, a Colorado limited liability company, (“Doc Holliday” or “Seller”).

WITNESSETH

WHEREAS, Seller is the owner of certain tangible and intangible properties and assets used in connection with the operation of a limited stakes gaming casino located in Central City, Colorado under the name “Doc Holliday Casino” (the “Business”); and

WHEREAS, Buyer desires to purchase and Seller desires to sell substantially all of the assets used in the conduct of such Business (the “Assets”) effective as of June 30, 2007 (the “Effective Date”), subject to the terms and conditions hereinbelow set forth.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the parties agree as follows:

SECTION 1:  GENERAL DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

1.1

Best Knowledge.  “Best Knowledge” shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence.  When used with respect to a Person other than a natural person, the term “Best Knowledge” shall include matters that are known to the current directors and executive officers of the Person.

1.2

Effective Date.  “Effective Date” shall mean July 1, 2007.

1.3

Exchange Act.  “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

1.4

Governmental Authority.  “Governmental Authority” shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

1.5

Governmental Requirement.  “Governmental Requirement” shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

1.6

Legal Requirements.  “Legal Requirements” means applicable common law and any statute, ordinance, code or other laws, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

1.7

Person.  “Person” shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

1.8

Section.  Unless otherwise stated herein, the term “Section” when used in this Agreement shall refer to the Sections of this Agreement.

1.9

Securities Act.  “Securities Act” shall mean the Securities Act of 1933, as amended.

1.10

Taxes.  “Tax” and “Taxes” shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

SECTION 2:  PURCHASE AND SALE OF ASSETS

On the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties of Seller and Buyer contained in this Agreement:

2.1

Description of Assets.  Buyer agrees to acquire from Seller and Seller agrees to transfer to Buyer, as of the Effective Date, all of the properties and assets, both tangible and intangible, owned by Seller and used by it in connection with the operation of the Business (collectively, the “Assets”), including without limitation, the following:

(a)

All inventory of the Business of every nature whatsoever;

(b)

Seller’s furniture, fixtures, office machinery and equipment and other tangible property used in the operation of the Business, including, without limitation, all vehicles, all computer systems, hardware and software, and telephone systems;

(c)

All gaming devices, instruments and machinery, including, without limitation, slot machines, video gaming machines, poker and other gaming tables;

(d)

All Doc Holliday Casino chips, subject to the approval of the Colorado Division of Gaming (“Division of Gaming”) and subject further to the adjustments and terms and conditions contained herein;

(e)

All mailing, client and customer lists used in the conduct and operation of the Business;

(f)

All governmental licenses and permits including, without limitation, liquor license, retail gaming license and other permits used in the conduct of the Business, but only to the extent assignable and only to the extent such assignment is approved by the applicable governmental agency;

(g)

All leasehold improvements and fixtures located at 131 Main Street, Central City, CO  80427 (the “Premises”);

(h)

All contracts and licenses used in the conduct of the Business and assumed by the Buyer pursuant to Section 2.5, including, without limitation, contracts and licenses with vendors and suppliers, if any;

(i)

All of Seller’s development assets used in the conduct of the Business, including, without limitation, sales, marketing, advertising and promotional materials, catalogs, brochures, mailers, and other sales, advertising and promotional materials and rights associated therewith;

(j)

The Lease covering the Premises, together with all right, title and interest in the security deposit held by Landlord thereunder unless Buyer negotiates a new lease covering the Premises;

(k)

All intangible assets and intellectual property used in the conduct of the Business including, without limitation, any and all software, domain names, web sites, marketing scripts, copyrights, trademarks and trade names, including all registrations thereof.

(l)

All goodwill associated with the Business; and,

(m)

The telephone numbers of the Business, including, without limitation, all “800” numbers used in the conduct of the Business.

2.2

Excluded Assets.  The following assets owned by Seller and used in the conduct of the Business shall not be included in the Assets to be purchased by Buyer from Seller on the Closing Date (as defined in Section 4.2 below):

(a)

All cash (including cash in slot machines), certificates of deposit, negotiable instruments, notes, deposits, prepaid accounts, accounts receivable and contract rights.

(b)

All business, tax and accounting records of Seller;

2.3

Leased Equipment.  Seller and Buyer acknowledge that the items of equipment located on the Premises listed on Exhibit 2.3 hereto and used in the conduct of the Business are not owned by Seller.  The foregoing items of equipment have been supplied to the Seller by the vendor whose product or products are used by the equipment (the “Leased Equipment”).  Buyer acknowledges that it is receiving from Seller no right or interest with respect to such Leased Equipment and Seller’s ability to continue to possess and use such equipment in the conduct of the Business following Closing Date is subject to Buyer obtaining the agreement of each respective vendor leasing same to permit the assignment and assumption of such equipment lease.

2.4

Allocation of Purchase Price.  The Purchase Price as defined in Section 3 hereof shall be allocated among the Assets purchased as set forth on Exhibit 2.4. The Buyer shall obtain at Buyer’s sole cost and expense a qualified appraisal of the fixed assets included in the Assets, and the fair market value of the fixed assets as determined by the appraisal shall be the amount of the Purchase Price allocated to the tangible property included in the Assets. The balance of the Purchase Price shall be allocated among the general intangible assets of the Business and goodwill. The allocation shall be binding on the parties in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, for all purposes, including without limitation, the appropriate tax treatment to be accorded to the transactions contemplated by this Agreement.

2.5

Assumption of Liabilities.  At Closing, Buyer will assume and agree to pay those liabilities of Seller, consisting of gaming device debt, listed on Exhibit 2.5 hereto (the "Assumed Liabilities").  In no event shall the Assumed Liabilities exceed the sum of $300,000.  Except for the Assumed Liabilities Buyer will acquire the Assets free and clear of all claims, liens or liabilities of Seller and shall have no obligation to pay or otherwise discharge any obligation or liability of Seller incurred in connection with its operation of the Business or otherwise; and Seller agrees to indemnify, defend and hold harmless Buyer with respect to any claim, damage or liability for such obligations.  From and after the Closing Date, Buyer shall be solely and exclusively liable for all costs, expenses, liabilities or obligations incurred in connection with the operation of the Business; and Buyer agrees to indemnify, defend and hold harmless Seller with respect to any such claim, damage or liability for such obligations.

2.6

Labor Matters.  It is expressly understood and agreed that Buyer is not assuming any union contracts, pension liabilities, workmen’s compensation commitments, employment contracts or employee obligations of Seller up to the Effective Date, and all such matters shall be and remain Seller’s sole responsibility and obligation.  Buyer shall be solely responsible for any and all employee obligations of Buyer incurred in connection with the operation of the Business on or after the Effective Date.

2.7

Fraudulent Transfers.  The parties acknowledge that the statutes of the State of Colorado governing fraudulent transfers as currently in effect may apply to the transactions provided for in this Agreement.  Seller agrees to fully comply with the requirements of any and all fraudulent transfer statutes applicable to the transactions provided for herein.  Seller agrees to indemnify, defend and hold harmless Buyer from any obligation or liability to the creditors of Seller, as well as any other claims, demands or obligations based upon any failure by Seller to comply with the provisions of this Section 2.7.

2.8

Business Lease.  The Premises are occupied by Seller under a certain real estate lease agreement, dated July 15, 2003 (the “Lease”) with 157 Lane, LLC, a Colorado limited liability company and Jigsaw Puzzle, LLC, a Colorado limited liability company, collectively, as Landlord.  The Lease will either be assigned to and assumed by Buyer, with the consent of Landlord, pursuant to an Assignment in form and upon terms satisfactory to Seller, Buyer and the Landlord, or Buyer shall negotiate a new lease on terms acceptable to Buyer.

2.9

Taxes.   Provided that the parties agree on the purchase price allocation pursuant to Section 2.4, Seller and Buyer shall share equally and shall timely pay (each one-half) any and all taxes imposed by reason of the sale or conveyance of the Assets to Buyer, other than taxes imposed upon or measured by Seller's income.  Any personal property taxes on the Assets shall be prorated between the parties as of the Closing Date, and Buyer shall reimburse Seller for any prepaid personal property taxes on the Assets as of such Closing Date.

2.10

Seller Financial Statements.  Not later than the Closing Date, Seller  shall use its best commercially reasonable efforts to cause to be prepared audited balance sheets, income statements, statements of cash flows and stockholders' equity as of and for the two year period then ended (the “Seller Financial Statements”).  The Seller Financial Statements (including any related schedules and/or notes), will show all liabilities, direct or contingent, required at the time of preparation to be shown in accordance with U.S. generally accepted accounting principles (“GAAP”) and fairly present the financial position and results of operations of Seller as of the date thereof and for the periods indicated in accordance with GAAP, consistently applied with all prior periods.  Except as otherwise disclosed in this Agreement, Seller will have no material liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, whether due or to become due) except those set forth on the Seller Financial Statements and except current liabilities (determined in accordance with GAAP) incurred since the date of the Seller Financial Statements incurred in the ordinary course of business, consistent with past practice.  The Seller Financial Statements shall conform in all respects to the requirements of Regulation SB, Item 310 under the Securities Act.  The Seller Financial Statements to be prepared following the Closing shall also include pro forma financial information (the "Seller Pro Forma Financial Information") in accordance with the requirements of Regulation SB, Item 310.  Seller agrees to indemnify, defend and hold harmless Buyer and its respective past and present officers and directors from any debt, damage, liability or obligation whatsoever arising from any failure on the part of Seller to prepare the Seller Financial Statements and Pro Forma Financial Information.  All costs and expenses incurred in connection with the preparation of the Seller Financial Statements and the Seller Pro Forma Financial Information, including fees and disbursements of the Auditor, shall be borne exclusively by Seller.  The Seller Financial Statements and the Seller Pro Forma Financial Statements are attached hereto as Exhibit 2.11.

2.11

Income Tax Considerations.  The parties acknowledge that the purchase and sale of the Assets provided for in this Agreement will not qualify for treatment as a tax-free reorganization under the Code. Neither Buyer nor any of its affiliates shall have any liability whatsoever to Seller or the Seller’s shareholders for the treatment ultimately accorded the Asset sale by federal or state taxing and regulatory authorities; and Seller shall bear all responsibility for any tax or other assessment levied, imposed or assessed by any regulatory or governmental authority on Seller by virtue of the consummation of the Asset sale and the other transactions provided for in this Agreement.  The Seller’s shareholders shall bear all responsibility for any tax or other assessment levied, imposed or assessed by any regulatory or governmental authority on the Seller’s Shareholders by virtue of the consummation of the Asset sale or other transactions provided for in this Agreement.

2.12

Notification of Certain Matters.  Seller shall give prompt notice to the Buyer and the Buyer shall give prompt notice to Seller of (a) the occurrence or non-occurrence of any event which would cause any representation or warranty made by the respective parties in this Agreement to be materially untrue or inaccurate when made and (b) any failure of Buyer or Seller, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and, provided further, that the failure to give such notice shall not be treated as a breach of covenant for the purposes of this Agreement unless the failure to give such notice results in material prejudice to the other party.

2.13

Further Action.  Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

2.14

Public Announcements.  Seller and the Buyer shall consult with each other before issuing any press release or other public statement with respect to the Asset sale or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law if it has used reasonable efforts to first consult with the other party.

2.15

Cooperation in Securities Filings.  Seller shall provide such written information regarding Seller, its business, its officers, directors and affiliates, as is reasonably required by Buyer for purposes of preparing any notices, reports and other filings with the Securities and Exchange Commission (the “SEC”).  Moreover, following the Closing, the current officers and managers of Seller shall provide such information as the post-closing management of Buyer shall reasonably request for the purpose of preparing any notices, reports and other filings by Buyer the SEC, including but not limited to, in connection with the preparation of any financial statements required to be filed under the Exchange Act or Securities Act by Buyer.

2.16

Additional Documents.  The parties shall deliver or cause to be delivered such documents or certificates as may be necessary, in the reasonable opinion of counsel for either of the parties, to effectuate the transactions provided for in this Agreement.  If at any time the parties or any of their respective successors or assigns shall determine that any further conveyance, assignment or other document or any further action is necessary desirable to further effectuate the transactions set forth herein or contemplated hereby, the parties and their officers, directors and agents shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

2.17

Buyer’s Equity Financing.  Prior to the Closing Date, and as a condition precedent to Closing, the Buyer shall undertake a private offering of its Series D Convertible Preferred Stock (the “Offering” and “Series D Preferred” respectively) pursuant to which it shall offer for sale not less than 800,000 and up to 1,000,000 shares of Series D Preferred at a price of $1.00 per share, for gross proceeds of $1,000,000.  The Offering will be undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Regulation D, Rule 506 thereunder.

The relative rights and preferences of the Series D Preferred will be as follows:

Voting Rights:  The shares of preferred stock shall be non-voting, except as required by law.

Dividend:  Holders of the preferred stock shall be entitled to receive a dividend equal to 8% per annum of the Stated Value of the shares.  The dividend shall be payable, at the option of the holder, in shares of the Company’s common stock valued at the 30 day VWAP, or in cash.

Redemption Right:  The Company shall have the right to call for redemption the preferred stock upon 30 days’ notice for a redemption price equal to the sum of (i) the Stated Value of the shares, plus (ii) the accrued and unpaid dividends outstanding and payable on the shares.

Conversion:  Each share of preferred stock is convertible into one (1) share of Common Stock, at any time, at the option of the holder, subject to adjustment under certain circumstances. In addition, the shares of preferred stock will automatically convert into an equal number of shares of Common Stock in the event (i) the closing price of the Company’s common stock on its Principal Market has equaled or exceeded at least 150% of the then current conversion price of the preferred stock for 10 consecutive trading days, and (ii) there is an effective registration statement registering the resale of the Conversion Shares under the Securities Act of 1933, as amended (the “Securities Act”).

Liquidation Preference.  $1.00 per share of Preferred Stock, senior to the rights of holders of Common Stock, subject to subordination of their interests if required by any new financing obtained by Company and approved by the board of directors.

The shares of Series D Preferred and the shares of common stock issuable upon conversion of the Series D Preferred (the “Conversion Shares”) shall be “restricted securities” under the Securities Act and shall be subject to restrictions on transfer imposed by federal securities laws.

2.18

Buyer’s Debt Financing.

Concurrently with the Closing, and as a condition precedent to Closing, the Buyer shall consummate a debt financing through Bathgate Capital Partners, LLC (“Bathgate”) as placement agent or some other lender of Buyer’s choice, pursuant to which the Company will issue a series of secured promissory notes in the aggregate principal amount of $3.5 million (the “Debt Financing”).  The terms and conditions of the Debt Financing shall be substantially in accordance with the Term Sheet attached to this Agreement as Exhibit 2.19 or otherwise acceptable to Buyer.  Buyer’s obligation to complete the acquisition is expressly contingent upon its successful completion of the Debt Financing.   Hereafter, the Equity Financing and Debt Financing shall collectively be referred to as the “Financing Condition”.

2.19

Seller’s Non-Compete.  At Closing, Seller and Seller’s principal Managing Member, Dale Scutti, shall execute and deliver a Non-Competition Agreement substantially in the form of Exhibit 2.20 hereto.

2.20

Seller’s Participation Slot Machines.  At or prior to Closing, Seller shall  complete the purchase of the 23 slot machines listed on Exhibit 2.20 hereto (the “Participation Slots”) and thereby terminate all continuing interest or participation of the vendor thereof in the gaming revenues generated by such Participation Slots.

SECTION 3:  PURCHASE PRICE

3.1

Earnest Money.  Concurrently with the execution of this Agreement, the Buyer shall pay and deposit with Corporate Stock Transfer, Inc. as Escrow Agent, the sum of $100,000 which shall serve as an Earnest Money Deposit (the “Earnest Money”) hereunder.  Upon consummation of the purchase and sale of Assets under this Agreement, the Earnest Money shall be applied towards and credited to the cash portion of the Purchase Price as hereinbelow defined.

3.2

Purchase Price.

The Purchase Price for the Assets (the “Purchase Price”) shall be $3.85 million, increased by the amount, if any, of prepaid expenses paid by Seller for which Buyer receives economic benefit for the period after the Closing Date, and shall consist of the following:

(a)

$2.1 million in cash, including the Earnest Money;

(b)

Buyer's assumption of the Assumed Liabilities;

(c)

An aggregate of 250,000 shares of common stock of Buyer (the "Consideration Shares"). The Consideration Shares shall be "restricted securities" under the Securities Act and  the certificate evidencing same shall bear the following restrictive legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act") and are "restricted securities" as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

(d)

Buyer’s convertible  promissory note (“Buyer’s Note”) in the

Principal amount of One Million Dollars, substantially in the form of Exhibit 3.2(d) hereto.  Buyer’s Note shall provide that the principal amount shall accrue interest at the rate of 4.5% per annum, payable quarterly; and the entire principal balance shall be due and payable in full on the tenth anniversary following the Closing Date. The principal balance of the Buyer’s Note shall be convertible , at the option of the Seller, into shares of Buyer’s common stock at a conversion price of $1.00 per share, subject to adjustment under certain circumstances. Notwithstanding the foregoing, there shall remain outstanding and unconverted so much of the principal amount of the Buyer’s Note to permit the Purchase Price Adjustment provided for in Year 1 and Year 2 as defined in Section 3.4 below.

(e)

The balance of the Purchase Price,  if any, shall be payable by Buyer, together with interest at the rate of eight percent (8%) per annum, in twelve equal monthly installments beginning the first day of the second month following the Closing Date.

3.3

The entire Purchase Price to be paid by Buyer to Seller for the Assets shall be paid as follows:

(a)

The Earnest Money of $100,000 heretofore been paid by Buyer shall be released from Escrow and paid to Seller;

(b)

The balance of $2,000,000 shall be payable by Buyer to Seller in cash or certified funds ;

(c)

The Assumed Liabilities shall be paid by Buyer in the ordinary course of business.

(d)

The Consideration Shares shall be issued and delivered to Seller at Closing.

(e)

Buyer’s Note shall be delivered to Seller at Closing.

(f)

The balance of the Purchase Price shall be payable in twelve equal monthly in twelve equal monthly installments following the Closing Date.

3.4

Purchase Price EDITDA Adjustment.      Seller agrees that the Purchase Price shall be subject to adjustment based upon the Seller’s stand-alone Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for each of the two 12 month periods immediately following the Closing Date in accordance with the provisions of this Section 3.4.  Within 90 days following the conclusion of each 12 month period following the Closing Date (“Year 1” and “Year 2” respectively), the Buyer’s  principal independent accountant shall determine the Seller’s EBITDA for that period, which determination shall be binding upon the Seller and the Buyer. The determination of Seller’s EBITDA shall be made in accordance with generally accepted accounting principles consistently applied (“GAAP”) and shall contain all adjustments necessary,  in the opinion of the Buyer’s independent accountants, to present fairly the results of operations of the Seller as a stand-alone business for the respective period. In the event that Seller’s Year 1 EBITDA is determined to have been less than $850,000 (the “Year 1 Deficiency”), then the Purchase Price shall  be reduced by the full amount of the Year 1 Deficiency, not to exceed $250,000.  In the event that Seller’s Year 2 EBITDA is determined to have been less than $900,000 (the “Year 2 Deficiency”), then the Purchase Price shall  be reduced by the full amount of the Year 2 Deficiency, not to exceed $250,000.  The full amount of the Purchase Price Adjustment provided for in this Section 3.4, (not to exceed $500,000) shall be offset against the balance due to Seller under the Buyer’s Note provided for in this Agreement.

3.5    Buyer shall have the right to offset against Buyer’s liability to Seller under Buyer’s Note any obligation or liability of Seller under this Agreement.  In the event of any claim for indemnification by Buyer against Seller under this Agreement, an amount equal to the amount of the indemnity claim or the amount of working capital deficiency of Seller as of the Effective Date shall be credited against the principal balance of the Buyer’s Note.

3.6     In the event that this Agreement is terminated by either party due to (i) the failure of a condition precedent in favor of such party, (except the Financing Condition) (ii) the breach by Seller, which breach remains uncured after thirty (30) days’ written notice, or (iii) by mutual agreement of the parties, then and in such event, the Earnest Money shall be returned to the Buyer, without deduction or interest.  In the event this Agreement is terminated due to the breach by Buyer, or due to the failure of the Financing Condition in favor of Buyer, Seller shall be entitled to retain the Earnest Money, in full, as payment of liquidated damages.

3.7

Registration Rights

(a)

As soon as practicable following the Closing Date,  the Company shall cause to be prepared and filed with the SEC a Registration Statement on any applicable form registering for resale by the Seller an aggregate of 750,000 shares of common stock ("Registration Statement" and "Registrable Securities," respectively). The Registrable Securities shall consist of (i) the 250,000 Consideration Shares and (ii) 500,000 shares issuable upon conversion of the Buyer’s Note. .

(b)

In connection with the preparation and filing of the Registration Statement, the  Company agrees to (i) use its best efforts to cause such Registration Statement to be declared effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective until the earlier of (A) the date that none of the Registrable Securities are or may become issued and outstanding, (B) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (C) the date the holders thereof receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Holder, that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (D) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (E) all Registrable Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Holder (the “Effectiveness Period”);  (iii) furnish to the Seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and such other documents as Seller may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (iv) use its best efforts to register and qualify the shares of Common Stock covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be identified by Seller for the distribution of the securities covered by the Registration Statement.

(c)

All expenses incurred in connection with the registration, offering, and distribution of the Registrable Securities, including without limitation, all fees and disbursements of legal counsel, accounting fees, printing, filing and Blue Sky fees, shall be paid by the Company. All broker fees and commissions payable in connection with Seller’s sale of Registrable Securities under the Registration Statement shall  be paid by Seller.

(d)

To the extent permitted by law, Seller will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorney's fees and disbursements, which arise out of or are based upon any violation by Seller of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Seller, or arise out of or are based upon any untrue statement or omission of Seller in the Subscription Agreement between the Company and Seller, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by Seller in writing, expressly for use in connection with such Registration Statement.

(e)

To the extent permitted by law, the Company will indemnify and hold harmless Seller, including its officers, directors, employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which Seller may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that the indemnify agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Seller.

(f)

Seller undertakes to comply with all applicable laws governing the distribution of securities in connection with Seller's sale of common stock of the Company acquired pursuant to the exercise of this Warrant, including, without limitation, Regulation M under the Securities Exchange Act of 1934, and to notify the Company of any changes in Seller's plan of distribution, including the determination of the public offering price and any dealer concession or discount so that the Company can sticker or amend the Registration Statement as the Company deems appropriate in its sole discretion.

(g)

In connection with each registration described in this Section 3.7,  Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

(h)

Seller covenants and agrees that (i) for such period of time as Seller is an “affiliate” of the Company within the meaning of Rule 501 (a) under the Securities Act, all sales of shares of common stock of the Company for the account of the Seller, including sales of Registrable Securities under the Registration Statement, shall  not exceed the volume limitations set forth in Rule 144(e)(1) under the Securities Act; and (ii) for such period of time as Seller is not an affiliate of the Company, all sales of common stock of the Company for the account of the Seller, including sales of Registrable Securities under the Registration Statement, shall not exceed the greater of (A) the volume limitations set forth in Rule 144(e)(1) or (B) 75,000 shares during any 90 day period.

(i) If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Holder in writing of the existence of a Potential Material Event (as defined below), the Seller shall not offer or sell any Securities or engage in any other transaction involving or relating to Securities, from the time of the giving of notice with respect to a Potential Material Event until such Seller receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event.  If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company’s obligation to file the Registration Statement shall be delayed without penalty.  The Company must give Seller notice in writing at least two (2) Trading Days prior to the first day of the blackout period, if lawful to do so.

“Potential Material Event” means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

SECTION 4:  CLOSING

4.1

General Procedure.  At the closing of the sale and purchase of the Assets (the “Closing”), each party shall deliver such documents, instruments and materials as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the other parties.

4.2

Time and Place.  The Closing shall take place within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 4.5 and 4.6 or on such later date and at such place and in such manner as the Buyer and Seller may agree, (the “Closing Date”).

4.3

Effective Date of Closing.  Notwithstanding the actual time and place of Closing, the parties stipulate and agree that the Effective Date of the sale and purchase of the Assets shall be July 1, 2007.

4.4

Covenants Regarding Closing.  Buyer and Seller hereby covenant and agree that they shall use reasonable efforts to (a) cause each of their respective Exhibits to be prepared and exchanged with the other party, and its legal counsel, within ten (10) business days following the execution of this Agreement, except to the extent the express terms of this Agreement provide for a different time period for such delivery to be accomplished, (b) cause all of their respective representations and warranties set forth in this Agreement, and Exhibits hereto, to be true on and as of the Closing, (c) cause all of their respective obligations that are to be fulfilled on or prior to the Closing to be so fulfilled, (d) cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing, and (e) deliver to each other at the Closing the certificates, updated lists, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments contemplated hereby (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate and acceptable, provided that if any such additions or exceptions cause any of the conditions to a party’s obligations hereunder as set forth hereinbelow not to be fulfilled, such additions and exceptions shall in no way limit the rights of the other party hereunder to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

4.5

Conditions to Obligation of Buyer.  The obligation of Buyer to complete the purchase of the Assets on the Closing Date on the terms set forth in this Agreement is, at the option of Buyer, subject to the satisfaction or waiver by Buyer of each of the following conditions:

(a)

Accuracy of Representations and Warranties.  The representations and warranties made by Seller in this Agreement shall be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

(b)

Compliance with Covenants.  All covenants which Seller is required to perform or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

(c)

Company Approval.  The members and managers of the Seller shall have approved and ratified, if necessary, this Agreement and shall, if necessary, have authorized the appropriate officers of the Seller to execute the same and fully perform its terms.

(d)

Consents and Approvals.  To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Seller is a party shall require the consent of any person to the purchase and sale of the Assets or any other transaction provided for herein, such consent shall have been obtained; provided, however, that the Seller shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Buyer to the extent that such condition otherwise has an effect on Buyer.

(e)

No Governmental Actions.  No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and the Buyer and Seller shall have delivered to each other certificates dated as of the Closing and executed by such parties, stating that to their Best Knowledge, no such items exist.  No Governmental Authority shall have taken any other action as a result of which the management of Buyer, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

(f)

Review and Due Diligence.  Buyer, and its investment bankers, legal counsel and/or auditors shall have had an opportunity to complete, and shall have completed, a satisfactory due diligence investigation of Seller together with a satisfactory review of Seller’s legal status and title to its properties.

(g)

Deliverables and Other Documents.  Seller shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations provided for in this Agreement or as Buyer or its attorneys may have reasonably requested.

(h)

No Material Adverse Change.  No material adverse change in the Business, property or Assets of the Seller shall have occurred, and no loss or damage to any of the Assets, whether or not covered by insurance, with respect to the Seller has occurred, and the Seller shall have delivered to the Buyer a certificate dated as of the Closing Date and executed by the Seller to all such effects.

(i)

Business Lease.  Buyer shall have obtained an assignment of the Lease or a new Lease covering the Premises upon terms satisfactory to Buyer. Notwithstanding the foregoing, while Seller shall use commercially reasonable, good efforts to attempt to have the Lease assigned or, at Buyer’s option attempt to  obtain a new Lease for the Premises, it shall not be a default of Seller  hereunder if Seller, after the exercise of such efforts shall have failed to obtain such assignment or new lease.

(j)

Liquor License.  There shall have been issued to the Buyer a Temporary Permit by the Local Liquor Licensing Authority with respect to the transfer of Seller’s liquor license for the operation of the Business.  Buyer shall file its completed application for a Temporary Permit and change of ownership of the subject liquor licenses as soon as practicable after the date of execution of this Agreement and shall diligently prosecute the approval of such application for transfer of ownership from all appropriate authorities.

(k)

Regulatory Approvals.  To the extent necessary to consummate the purchase and sale of the Assets, Buyer shall have obtained all necessary regulatory approvals including, without limitation, the approval of the Colorado Division of Gaming and the approval of other state and local authorities, and shall otherwise have obtained all licenses and permits necessary to conduct the operations of the Business, including operations as a casino and the sale of alcoholic beverages.

(l)

Equipment Leases.  Buyer shall have obtained assignments of leases or new equipment leases or other arrangements covering the equipment currently being used by the Business and described in Section 2.3 above.

(m)

No Adverse Information.  The investigations with respect to the Business and the Assets performed by Buyer’s professional advisors and other representatives shall not have revealed any information concerning the Business or the Assets that has not been made known to the Buyer, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the Business or the Assets or the viability of the transaction contemplated by this Agreement.

(n)

No Regulatory Changes.  There shall have occurred no changes in the laws, rules and regulations governing the operation of the Business which, either singularly or in the aggregate, in the opinion of Buyer materially and adversely impact the Business, its operations and future prospects.

(o)

Liens.  Seller shall have delivered to Buyer a reasonably current lien and judgment search from the State of Colorado and Gilpin County confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting the Assets.  Each and every lien or encumbrance of any nature, if any, relating to the Assets shall have been terminated and released, and proof thereof delivered to the other.

(p)

Financial Statements.  Prior to Closing, Seller shall have delivered to Buyer the Sellers Financial Statements and Pro Forma Financial Information in accordance with Section 2.11.

(q)

Financing Condition.  It shall be a condition precedent to the obligation of Buyer to consummate the transactions provided for in this Agreement that the Equity Offering and Debt Financing shall have been completed upon terms satisfactory to Buyer.  Should this Agreement terminate due to the failure of the Financing Condition contained in this Section 4.5(q), Seller’s sole remedy shall be the retention of the Earnest Money provided for in Sections 3.1 and 3.4 herein.

(r)

Update of Contracts.  The parties hereto shall have delivered to each other an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 5.20 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the Business or the Assets of the respective parties entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the “New Contracts”).  Each party shall have had the opportunity to review and approve the New Contracts of the other, and any of the parties shall have the right to delay the Closing for up to ten (10) days if it, in its sole discretion, deems such delay necessary to enable it to adequately review the New Contracts.

(s)

Approval of Counsel.  All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by Peter Lutz, Esq., Harris Beach PLLC, counsel to Seller and Clifford L. Neuman, P.C., counsel to Buyer.

(t)

Ordinary Course of Business.  During the period from the date of this Agreement until the Closing Date, Seller shall have carried on its Business in the ordinary and usual course, and shall have delivered to Buyer a certificate to that effect.

(u)

Seller’s Accounts Payable.

Seller shall have paid, or made arrangements to pay satisfactory to Buyer, all of Seller’s accounts and trade payables, except for the Assumed Liabilities.

4.6

Conditions to Obligation of Seller.  The obligations of Seller to complete the sale of the Assets on the Closing Date on the terms set forth in this Agreement is, at the option of Seller subject to the satisfaction or waiver by Seller of each of the following conditions:

(a)

Corporate Approvals.  The Member(s), if necessary, and Manager(s) of Seller, by majority vote, as well as the Board of Directors and Shareholders, if necessary, of Buyer shall each have approved and ratified this Agreement and shall have authorized the appropriate parties to execute same and fully perform its terms.

(b)

Consents and Approvals.  To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Seller is a party shall require the consent of any person to the purchase and sale of Assets or any other transaction provided for herein, such consent shall have been obtained; provided, however, that Seller shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Buyer to the extent that such condition otherwise has an effect on the Seller or Buyer.

(c)

Business Lease.  Seller shall have obtained an assumption of the Lease or a new Lease covering the Premises upon terms satisfactory to Seller.

(d)

No Governmental Actions.  No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and Buyer and Seller shall have delivered to each other certificates dated as of the Closing and executed by such parties, stating that to their Best

Knowledge, no such items exist.  No Governmental Authority shall have taken any other action as a result of which the Seller, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

(e)

Review and Due Diligence.  Seller, and its investment bankers, legal counsel and/or auditors shall have had an opportunity to complete, and shall have completed, a satisfactory due diligence investigation of Buyer together with a satisfactory review of Buyer’s legal status and title to its properties.

(f)

Compliance with Covenants.  All covenants that Seller is required to perform or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects.

(g)

Update of Contracts.  The parties hereto shall have delivered to each other an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibit 5.20 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the Business or the Assets of the respective parties entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the “New Contracts”).  Each party shall have had the opportunity to review and approve the New Contracts of the other, and any of the parties shall have the right to delay the Closing for up to ten (10) days if it, in its sole discretion, deems such delay necessary to enable it to adequately review the New Contracts.

(h)

No Material Adverse Change.  No material adverse change in the Business, property or Assets of the Seller shall have occurred, and no loss or damage to any of the Assets, whether or not covered by insurance, with respect to the Seller has occurred, and the Seller shall have delivered to the Buyer a certificate dated as of the Closing Date and executed by the Seller to all such effects.

(i)

Approval of Counsel.  All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by Peter Lutz, Esq., Harris Beach PLLC, counsel to Seller and Clifford L. Neuman, P.C., counsel to Buyer.

(j)

Ordinary Course of Business.  During the period from the date of this Agreement until the Closing Date, Buyer shall have carried on its business in the ordinary and usual course, and shall have delivered to Seller a certificate to that effect.

(k)

Regulatory Approvals.  To the extent necessary to consummate the purchase and sale of the Assets, Seller shall have obtained all necessary regulatory approvals including, without limitation, the approval of the Colorado Division of Gaming and the approval of other state and local authorities, and shall otherwise have obtained all licenses and permits necessary to conduct the operations of the Business, including operations as a casino and the sale of alcoholic beverages.

(l)

Deliverables and Other Documents.  The Buyer shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations required by this Agreement or as Seller or its attorneys may have reasonably requested.

4.7

Specific Items to be Delivered at the Closing.  The parties shall deliver the following items to the appropriate party at the Closing of the transactions contemplated by this Agreement.

(a) To be delivered by Seller (in duplicate original):

(i)

Bills of Sale, assignments and other documents of conveyance transferring to Buyer the Assets with general warranty of title;

(ii)

Copy of corporate resolutions, certified by Seller’s Managing Member, authorizing the execution of this Agreement, and the consummation by Seller of the transactions contemplated by this Agreement;

(iii)

A certificate of the Managing Member(s) stating that the representations and warranties of Seller set forth in this Agreement are true and correct.  Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect;

(iv)

Assignment of Trademarks/Servicemarks and Registrations thereof;

(v)

Assignment and Assumption Agreement (covering the Lease) if Lease is to be assigned;

(vi)

A certificate dated as of the Closing Date, signed by the Managing Member, certifying that all conditions precedent set forth in this Agreement to the obligations of Seller to close, have been fulfilled, and that no Event of Default and that no event which, with the giving of Notice or the passage of time, or both, would be an Event of Default has occurred as of such date;

(vii)

Assignment and Assumption Agreement (covering all other contracts assumed by Buyer hereunder);

(viii)

Non-Competition Agreement.

(b) To be delivered by Buyer (in duplicate original):

(i)

Cash or certified funds payable to Seller in an amount to reimburse Seller for prepaid personal property taxes, if any, paid by Seller with respect to the Assets for the period after the Effective Date;

(ii)

Cash or certified funds payable to Seller in the amount of $2.1 million including the Earnest Money, subject to adjustments, if any;

(iii)

The Consideration Shares;

(iv)

Buyer’s Note;

(v)

Copy of corporate resolution certified by Buyer’s Secretary authorizing the execution of this Agreement and the consummation by Buyer of the transactions contemplated by this Agreement;

(vi)

A certificate of the Secretary stating that the representations and warranties of Buyer set forth in this Agreement are true and correct.  Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect;

(vii)

Assignment of Trademarks/Servicemarks and Registrations thereof;

(viii)

Assignment and Assumption Agreement (covering the Lease); and

(ix)

Assignment and Assumption Agreement (covering all other contracts assumed by Buyer hereunder including the Assumed Liabilities).

4.8

Post-Closing Governance.

(a)

Board of Directors.  Concurrently with the Closing, Dale Scutti shall be elected to serve as a member of the Board of Directors of Global.  Upon his election, the Board of Directors shall consist of Clifford L. Neuman, Pete Bloomquist and Dale Scutti.

(b)

Executive Officers.  The Executive Officers of Global shall remain unchanged as a result of the acquisition.

(c)

General Managers.  The General Managers of Doc Holliday and The Bull Durham shall remain unchanged as a result of the acquisition.  The Board shall review the Company’s general staffing requirements and make whatever changes the Board may determine in the exercise of its judgment.

SECTION 5:  REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Buyer to enter into this Agreement and with the understanding and expectation that Buyer will be relying thereon in consummating the purchase of the Assets contemplated hereunder, Seller hereby represents and warrants as follows:

5.1

Organization and Standing.  Seller (hereafter the “Company” for the purposes of this Section 5) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to own its assets and properties and to carry on its business as it is now being conducted.

5.2

Subsidiaries, etc.  The Company does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise.

5.3

Qualification.  The Company is qualified to engage in business in Colorado.  There is no other jurisdiction wherein the character of the properties presently owned by the Company or the nature of the activities presently conducted by the Company makes necessary the qualification, licensing or domestication of the Company as a foreign entity.

5.4

Company Authority.  Except as set forth on Exhibit 5.4 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will:

(a)

conflict with or result in a breach of any provision of its Articles of Organization or Operating Agreement;

(b)

result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either Company is a party, or by which any of the Assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Company prior to the Closing Date or the obtaining of which shall have been waived by the Buyer; or

(c)

violate any order, writ, injunction, decree or, to the Company’s Best Knowledge, any statute, rule or regulation applicable to the Company or any of its properties or assets.  No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

5.5

Financial Statements.

(a)

Audited financial statements of the Company containing balance sheets as of December 31, 2006 and statements of operations for years ended December 31, 2005 and 2006 are attached to this Agreement as Exhibit 5.5;

(b)

Such financial statements, together with and subject to the disclosures and notes thereto, (i) are in accordance with the books and records of the Company; (ii) present fairly and accurately the financial condition of the Company as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; and (v) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of the Company, and of the results of operations of the Company for the periods covered by such statements.

(c)

As of the date hereof, and as of Closing, the Company does not have any liabilities or payables (absolute or contingent, known or unknown) except for liabilities or payables set forth on the Company’s financial statements or otherwise disclosed in writing to Buyer.

5.6

No Defaults.  Except as set forth on the attached Exhibit 5.6, each of the leases, contracts, agreements and insurance policies to which the Company is a party is in full force and effect as of the date hereof with no material defaults existing thereunder.

5.7

Financial Information.  In connection with the investigations undertaken by Buyer, the Company has furnished certain financial information and data including, without limitation, tax and accounting records, financial records, statements, worksheets and other information requested by the Buyer.  The Company represents and warrants that any and all such information furnished in connection with the conduct of such investigations shall be true, accurate and complete in all material respects and shall not contain any material misstatements nor any material omissions of fact or information respecting the financial condition or results of operations of the Business for the respective periods covered by the information.

5.8

Taxes.  Except as set forth in Exhibit 5.8:

(a)

The Company has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports;

(b)

The Company has paid all tax liabilities imposed or assessed by any Governmental Authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such Governmental Authority of any deficiency or delinquency with respect to such obligation.  The Company is not currently undergoing any audit conducted by any taxing authority and have received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date.  There are no present disputes as to taxes of any nature payable by the Company.

5.9

No Actions, Proceedings, etc.  Except as listed on the attached Exhibit 5.9, there is no action or proceeding (whether or not purportedly on behalf of the Company) pending or, to the Best Knowledge of the Company, threatened by or against the Company which might result in any material adverse change in the condition, financial or otherwise, of the Business or the Assets.  No order, writ or injunction or decree has been issued by, or requested of any court or governmental agency which does or may result in any material adverse change in the Assets or in the financial condition or the Business.  Except for liabilities referred to in attached Exhibit 5.9, the Company is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

5.10

Post Balance Sheet Changes.  Except as set forth on the attached Exhibit 5.10, since the date of the latest financial statements through the date of this Agreement, the Company has not:

(a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any membership interests of the Company;

(b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;

(c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business;

(d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of the Assets, other than the lien of current or real property taxes not yet due and payable;

(e) waived any rights of substantial value, whether or not in the ordinary course of business;

(f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets or the Business;

(g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects the Business;

(h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material;

(i) increased the salaries or other compensation of any of its officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business or reflected on Exhibit 5.10 attached hereto;

(j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business;

(k) declared or made any distribution or payments to any of its members, officers or employees, other than wages and salaries made to employees in the ordinary course of business;

(l) revalued any of the Assets; or

(m) entered into any transactions not in the ordinary course of business.

5.11

No Breaches.  The Company is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Company is a party or by which the Assets are bound; nor will the consummation of the transactions contemplated hereby cause the Company to violate any statute, regulation, judgment, writ, injunction or decree of any court, to the Company’s Best Knowledge, threatened or entered in a proceeding or action in which the Company is, was or may be bound or to which the Assets are subject.

5.12

Condition of the Company’s Assets.  Except as set forth on Exhibit 5.12, the Assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of the Assets.  Except as disclosed on the attached Exhibit 5.12, no third party (including any officer or employee of the Company) has any proprietary interest in any know-how or other intangible assets used by the Company in the conduct of the Business.

5.13

Inventory.  Except as set forth on Exhibit 5.13, all of Seller's inventory is in good condition and usable or salable in the ordinary course of business of the Company, without discounts other than normal trade discounts regularly offered by the Company, for prompt payment or quantity purchase.

5.14

Company Acts and Proceedings.  This Agreement has been duly authorized by all necessary action on behalf of the Company, has been duly executed and delivered by authorized officers of the Company, and is a valid and binding Agreement on the part of the Company that is enforceable against the Company and the Member(s) in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

5.15

Registered Rights and Proprietary Information.

(a)

Exhibit 5.15 hereto contains a true and complete list of all service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Company with respect to the foregoing, both domestic and foreign, claimed by the Company or used by the Company in the conduct of the business including, without limitation, the name “Doc Holliday Casino” (collectively herein, “Registered Rights”). Exhibit 5.15 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of the Business (hereafter collectively the “Proprietary Information”).  Except as described in Exhibit 5.15 hereto, the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information with respect to the use thereof in the conduct of the Business.

(b)

Except as described in Exhibit 5.15 hereto, to the Company’s Best Knowledge after reasonable inquiry, the Company owns and has the unrestricted right to use the Registered Rights and Proprietary Information required for or incident to the conduct of the Business free and clear of any right, title, interest, equity or claim of others.  Except as described in Exhibit 5.15 hereto, the Company has taken all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, employees and consultants of the Company and others with access to or knowledge of the Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct of the Business.

(c)

Except as described in Exhibit 5.15 hereto, the Company has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any Proprietary Information, including without limitation any Registered Right, or any interest therein, related to or required for the conduct of the Business.  Exhibit 5.15 contains a true and complete list and description of all licenses of Proprietary Information granted to the Company by others or to others by the Company.  Except as described in Exhibit 5.15 hereto, to the Best Knowledge of the Company, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Company in respect of any Proprietary Information used in the conduct of the Business.

(d)

Except as described in Exhibit 5.15 hereto, the Company owns and on the Closing Date shall own, have, and hold, exclusively all right, title and interest in the Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the Registered Rights and the Proprietary Information.  To the Best Knowledge of the Company, the marketing, promotion, distribution or sale by the Company of any products or services subject to the Registered Rights in the conduct of the Business or making use of Proprietary Information in the conduct of the Business shall not constitute an infringement, misappropriation or violation of any other party’s patent, copyright, trademark, service mark or other proprietary rights or a violation of any license or agreement by the Company.  Except as described in Exhibit 5.15 hereto, to the Best Knowledge of the Company no facts or circumstances exist that could result in the invalidation of any of the Registered Rights.

5.16

Changes in Suppliers and Customers.  Except as disclosed on Exhibit 5.16, the Company is not aware of any fact which indicates that any of the suppliers supplying products, services, components or materials to the Business intends to cease selling such products or providing such services to the Business nor is the Company aware of any fact which indicates that any major customer of the Business intends to terminate its business relations with the Company.

5.17

No Liens or Encumbrances.  The Company has good and marketable title to all of the Assets employed in the operations of the Business, free of any mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever.

5.18

Employee Matters.  Exhibit 5.18 contains a true and complete list of all employees of the Business and the current annual rate of pay of each.  Except as specifically described on Exhibit 5.18, the Company has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal.  The Company does not now and has never contributed to a “multi-employer plan” as defined in Section 400(a)(3) of the Employee Retirement Income Security Act (“ERISA”).  The Company has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Company nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a “prohibited transaction” within the meaning of Section 406 of ERISA as to any covered plan of the Company.  The Company is not a party to any collective bargaining or other union agreement.  The Company has not, within the past five (5) years, had or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had or might have had a material adverse effect on the Business or the Assets.

5.19

Legal Proceedings and Compliance with Law.  Except as set forth in Exhibit 5.19, there is no legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the Best Knowledge of the Company, threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to the Company which might result in the aggregate in money damages payable by the Company in excess of insurance coverage or which might result in a permanent injunction against the Company.  Except as set forth in Exhibit 5.19, the Company has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the Business, the violation of which might materially and adversely affect it.  Except as set forth in such Exhibit, the Company is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects the Business or the Assets.

5.20

Contract Schedules.  Attached as Exhibit 5.20 hereto is an accurate list and summary description of the following:

(a)

All contracts, leases, agreements, covenants, licenses, instruments or commitments of the Company pertaining to the Business calling for the payment of $5,000 or more or which is otherwise material to the Business, including, without limitation, the following:

(i)

Executory contracts for the sale of products by the Business;

(ii)

Executory contracts for the purchase, sale or lease of any assets for the Business;

(iii)

Management or consulting contracts for the Business;

(iv)

Patent, trademark and copyright applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses of the Business;

(v)

Note agreements, loan and security agreements, indentures, financing statements and the like relating to the Business, other than those entered into and executed in the ordinary course of business;

(vi)

Any other contracts of the Business entered into outside of the ordinary course of business.

(b)

There are no labor contracts, employment agreements and collective bargaining agreements related to the Company.

(c)

All instruments evidencing any liens or security interest encumbering any of the Assets.

(d)

There are no obligations of the Company under any profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and there are no agreements with any present or former officer or member of the Company save and except for those obligations set forth this Agreement.

(e)

Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the operation of the Business.

Except as set forth in Exhibit 5.20, all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, and there is no existing default thereunder or breach thereof by the Company, or by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Company or by any other party to the contracts.

5.21

Labor Matters.  There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the Best Knowledge of Member, threatened against the Company.

5.22

Insurance.  The Company maintains in full force and effect insurance coverage on the Assets in such amounts and against such risks and losses as set forth in Exhibit 5.22.

5.23

Environmental.  Except as disclosed on Exhibit 5.23, and except for normal office and consumer products utilized in the ordinary course of business, the conduct and operation of the Business have not and do not:

(a)

Involve or require the storage, disposal, generation, manufacture, refinement, transportation, production or treatment of Hazardous Substances (as defined below);

(b)

Resulted in any spill, discharge, leak, emission, injection, escape, dumping, or release of any kind onto the Premises, or into the environment surrounding the Premises, of any Hazardous Substances; or

(c)

Involve or require the treatment, collection, storage or disposal of any refuse or objectionable wastes so as to require a permit or approval from the United States Environmental Protection Agency, or otherwise subject to the regulation of the United States Environmental Protection Agency or any state regulatory agency.

The Company represents and warrants that:

(d)

to the Best Knowledge of the Company, the real property (or the subsurface soil and the ground water thereunder) leased by the Company under the Lease (the “Property”) does not contain any Hazardous Substance or have underneath it any underground fuel or liquid storage tanks;

(e)

to the Best Knowledge of the Company, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Property during the term of the Lease;

(f)

The Company is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Property, or the generation, transportation, storage, treatment or disposal at the Property, of any Hazardous Substance;

(g)

The Company has not received any notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Property, or any generation, transportation, storage, treatment or disposal at the Property, of any Hazardous Substance;

(h)

To the Company’s Best Knowledge, there have been no communications or agreements with any Governmental Authority or agency (federal, state or local) or any private person or entity (including, without limitation, any prior owner of the Property and any present or former occupant or tenant of the Property) relating in any way to the presence, release, threat of release, placement on or in the Property, or any generation, transportation, storage, treatment or disposal at the Property, of any Hazardous Substance.  The Company further agrees and covenants that it will not store or deposit on, otherwise release or bring onto or beneath, the Property any Hazardous Substance prior to the Closing Date; and

(i)

There is no litigation, proceeding, citizen’s suit or governmental or other investigation pending, or, to the Company’s Best Knowledge, threatened, against the Company, and the Company knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen’s suit or governmental or other investigation, which relate to the Company’s compliance with environmental laws, regulations, rules, guidelines and ordinances.

For purposes of this Section 5.23, “Hazardous Substance” shall mean and include (1) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (3) hazardous wastes and hazardous substances as specified under any Colorado state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (4) any other material, gas or substance known to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of the Property, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith.  For purposes of this Section 5.23, “Hazardous Substance” shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance:  (A) fuel oil and natural gas for heating, (B) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (C) materials routinely used in the day-to-day operations of an office, such as copier toner, (D) consumer products, (E) material reasonably necessary and customarily used in construction and repair of an office project, and (F) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

5.24

Absence of Questionable Payments.  To the best knowledge of Seller, neither the Seller, nor any member, manager, officer, agent, employee or other person acting on its behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

5.25

Obligations and Liabilities.  All of the Assets to be transferred and conveyed to Buyer pursuant to this Agreement shall, on the Closing Date, be free and clear of any claim, lien, encumbrance or any liability of the Company of whatsoever kind or description.  Except as provided in this Agreement, under no circumstance shall Buyer be liable or obligated to pay, discharge or otherwise satisfy any indebtedness, liability or obligation of the Company, whether incurred in connection with the operation of the Business or otherwise; and the Company, for itself, successors and assigns, agrees to indemnity and hold harmless Buyer, its successors and assigns, from any such liability or obligation.

5.26

Representation and Warranties.  The representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.  Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for the period of time set forth in Section 12.6 hereof regardless of any investigation at any time made by or on behalf of Buyer and shall not be deemed merged in any document or instruction so executed and/or delivered by Buyer or the Company.

SECTION 6:   REPRESENTATIONS AND WARRANTIES OF BUYER

6.1

Organization and Standing.  Global is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

6.2

Corporate Acts and Proceedings.  This Agreement has been duly authorized by all necessary corporate action on behalf of Buyer, has been duly executed and delivered by authorized officers of Buyer, and is a valid and binding Agreement on the part of Buyer that is enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

6.3

Defaults; Consents.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (a) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is a party, except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by Buyer prior to the Closing Date or the obtaining of which shall have been waived by Seller; or (c) violate any order, writ, injunction, decree or, to Buyer’s Best Knowledge, any statute, rule or regulation applicable to Buyer.  No consent or approval by any Governmental Authority is required in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

6.4

Taxes.  Except as set forth in Exhibit 6.4:

(a)

The Company has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports;

(b)

The Company has paid all tax liabilities imposed or assessed by any Governmental Authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such Governmental Authority of any deficiency or delinquency with respect to such obligation.  The Company is not currently undergoing any audit conducted by any taxing authority and have received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date.  There are no present disputes as to taxes of any nature payable by the Company.

6.5

No Actions, Proceedings, etc.  Except as listed on the attached Exhibit 6.5, there is no action or proceeding (whether or not purportedly on behalf of the Company) pending or, to the Best Knowledge of the Company, threatened by or against the Company which might result in any material adverse change in the condition, financial or otherwise, of the Business or the Assets.  No order, writ or injunction or decree has been issued by, or requested of any court or governmental agency which does or may result in any material adverse change in the Assets or in the financial condition or the Business.  Except for liabilities referred to in attached Exhibit 6.5, the Company is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

6.6

Post Balance Sheet Changes.  Except as set forth on the attached Exhibit 6.6, since the date of the latest financial statements through the date of this Agreement, the Company has not:

(a)

 issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any membership interests of the Company;

(b)

 incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;

(c)

 discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business;

(d)

mortgaged, pledged or subjected to lien charges, or other encumbrance any of the Assets, other than the lien of current or real property taxes not yet due and payable;

(e)

 waived any rights of substantial value, whether or not in the ordinary course of business;

(f)

suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets or the Business;

(g)

 made or suffered any amendment or termination of any material contract or any agreement which adversely affects the Business;

(h)

 received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material;

(i)

increased the salaries or other compensation of any of its officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business or reflected on Exhibit 6.6 attached hereto;

(j)

sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business;

(k)

declared or made any distribution or payments to any of its members, officers or employees, other than wages and salaries made to employees in the ordinary course of business;

(l)

 revalued any of the Assets; or

(m)

 entered into any transactions not in the ordinary course of business.

6.7

No Breaches.  The Company is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Company is a party or by which the Assets are bound; nor will the consummation of the transactions contemplated hereby cause the Company to violate any statute, regulation, judgment, writ, injunction or decree of any court, to the Company’s Best Knowledge, threatened or entered in a proceeding or action in which the Company is, was or may be bound or to which the Assets are subject.

6.8

Condition of the Company’s Assets.  Except as set forth on Exhibit 6.8, the Assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of the Assets.  Except as disclosed on the attached Exhibit 6.8, no third party (including any officer or employee of the Company) has any proprietary interest in any know-how or other intangible assets used by the Company in the conduct of the Business.

6.9

Inventory.  Except as set forth on Exhibit 6.9, all of Seller's inventory is in good condition and usable or salable in the ordinary course of business of the Company, without discounts other than normal trade discounts regularly offered by the Company, for prompt payment or quantity purchase.

6.10

Company Acts and Proceedings.  This Agreement has been duly authorized by all necessary action on behalf of the Company, has been duly executed and delivered by authorized officers of the Company, and is a valid and binding Agreement on the part of the Company that is enforceable against the Company and the Member(s) in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

6.11

Registered Rights and Proprietary Information.

(a)

Exhibit 6.11 hereto contains a true and complete list of all service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Company with respect to the foregoing, both domestic and foreign, claimed by the Company or used by the Company in the conduct of the business (collectively herein, “Registered Rights”). Exhibit 6.11 hereto also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of the Business (hereafter collectively the “Proprietary Information”).  Except as described in Exhibit 6.11 hereto, the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information with respect to the use thereof in the conduct of the Business.

(b)

Except as described in Exhibit 6.11 hereto, to the Company’s Best Knowledge after reasonable inquiry, the Company owns and has the unrestricted right to use the Registered Rights and Proprietary Information required for or incident to the conduct of the Business free and clear of any right, title, interest, equity or claim of others.  Except as described in Exhibit 6.11 hereto, the Company has taken all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, employees and consultants of the Company and others with access to or knowledge of the Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct of the Business.

(c)

Except as described in Exhibit 6.11 hereto, the Company has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any Proprietary Information, including without limitation any Registered Right, or any interest therein, related to or required for the conduct of the Business.  Exhibit 6.11 contains a true and complete list and description of all licenses of Proprietary Information granted to the Company by others or to others by the Company.  Except as described in Exhibit 6.11 hereto, to the Best Knowledge of the Company, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Company in respect of any Proprietary Information used in the conduct of the Business.

(d)

Except as described in Exhibit 6.11 hereto, the Company owns and on the Closing Date shall own, have, and hold, exclusively all right, title and interest in the Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the Registered Rights and the Proprietary Information.  To the Best Knowledge of the Company, the marketing, promotion, distribution or sale by the Company of any products or services subject to the Registered Rights in the conduct of the Business or making use of Proprietary Information in the conduct of the Business shall not constitute an infringement, misappropriation or violation of any other party’s patent, copyright, trademark, service mark or other proprietary rights or a violation of any license or agreement by the Company.  Except as described in Exhibit 6.11 hereto, to the Best Knowledge of the Company no facts or circumstances exist that could result in the invalidation of any of the Registered Rights.

6.12

Legal Proceedings and Compliance with Law.  Except as set forth in Exhibit 6.12, there is no legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the Best Knowledge of the Company, threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to the Company which might result in the aggregate in money damages payable by the Company in excess of insurance coverage or which might result in a permanent injunction against the Company.  Except as set forth in Exhibit 6.12, the Company has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the Business, the violation of which might materially and adversely affect it.  Except as set forth in such Exhibit, the Company is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects the Business or the Assets.

6.13

Absence of Questionable Payments.  To the best knowledge of Buyer, neither the Buyer, nor any director, officer, agent, employee or other person acting on its behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

6.14

SEC Documents; Financial Statements.  The Common Stock of Global is registered pursuant to Section 12(g) of the Exchange Act.  Seller has had the opportunity to obtain on its behalf true and complete copies of the SEC Documents (except for exhibits and incorporated documents).  Global has not provided to Seller any information which, according to applicable law, rule or regulation, should have been disclosed publicly by Global but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

As of their respective dates, all of Global’s reports, statements and other filings with the Commission (the "SEC Documents") complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Global included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Global as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

6.15

Capitalization of the Corporation.  The authorized capital stock of Global consists entirely of 50,000,000 shares of Common Stock having a par value of $.05 per share, and 10,000,000 shares of Preferred Stock having a par value of $.05 per share.  As of December 31, 2006, there were a total of 5,152,907 shares of Common Stock issued and outstanding and 200,500 shares of Preferred Stock issued and outstanding.  All outstanding shares of Global’s capital stock have been validly issued, are fully paid and non-assessable, and are not subject to pre-emptive rights.  The issuance of the shares of Global common stock to be issued to the Sellers on the Closing Date in accordance with Sections 3.2 and 4.7 hereof have been duly approved by the Directors of Global and will, upon their issuance, have been validly issued and will be fully paid and non-assessable, free of any liens, encumbrances and claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws.  Except as described in Global’s SEC Documents or provided for in this Agreement, there are no equity securities of Global authorized, issued or outstanding, and except as set forth in Global’s SEC Documents or on Exhibit 6.15 hereto, there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of Global’s capital stock, equity securities, debt or other securities convertible into stock or equity securities of Global.  As of the date of this Agreement, there are no outstanding contractual obligations of Global to repurchase, redeem or otherwise acquire any shares of capital stock of Global.  There are no voting trusts, stockholder agreements or other voting arrangements to which the Corporation is a party or, to the Best Knowledge of Global, to which any of the Global common stockholders is a party or bound.

SECTION 7:  COVENANTS OF SELLER

7.1

Preservation of Business.  Until Closing, Seller shall use its best efforts to:

(a)

maintain the Assets in their present state of repair, order and condition, reasonable wear and tear excepted;

(b)

preserve and protect the goodwill and advantageous relationships with its customers and all other persons having business dealings with the Business;

(c)

preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, trade names, trade secrets, service marks, copyrights, bonds and other similar rights of Seller used by the Business; and

(d)

comply with all laws applicable to the conduct of the Business.

7.2

Ordinary Course.  Seller shall not:

(a)

sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of the Assets, other than in the ordinary course of business;

(b)

incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment that will adversely and materially affect the operation of the Business, except in the ordinary course of business;

(c)

discuss, solicit, negotiate or enter into an agreement concerning any merger, consolidation or sale of all or substantially all of the Assets except as contemplated by this Agreement.

7.3

Access to Books and Records, Premises, etc.  From the date of this Agreement through the Closing Date, Seller will grant Buyer and its authorized representatives access to its books and records, premises, products, former employees and customers and other parties with whom it has contractual relations during reasonable business hours and in a manner not to disrupt or interfere with its business relationships for purposes of enabling Buyer to fully investigate the Business.

7.4

Compensation.  Seller shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of the Business prior to the Closing Date.

7.5

Taxes and Other Liabilities.  Seller will promptly pay and discharge before the same become delinquent and before penalties accrue thereon, all lawful Taxes, assessments and governmental charges or levies imposed upon any of the Assets, and all of its other liabilities except to the extent that the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse affect upon the Assets or the loss of any right of redemption from any sale thereunder, and Seller shall have set aside on its financial statements delivered to Buyer, reserves (segregated to the extent required by sound accounting principles) adequate with respect thereto; provided, further, that Seller shall pay all such taxes, assessments, charges or levies forthwith in excess of such reserves whenever final judgment is entered thereon, or as the result of proceedings to foreclose any lien which attached as security therefor, foreclosure on such lien appears imminent, unless a surety bond or such other measure can be taken to prevent such foreclosure.

7.6

Negative Covenants.  Until Closing, except as contemplated by this Agreement or disclosed in exhibits to this Agreement, from the date hereof until the Closing Date, unless and until Buyer otherwise consents in writing, Seller will not (a) change or alter the physical contents or character of the Assets so as to materially affect the nature of the Business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any Assets, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of the Assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to members or issue, purchase or redeem any membership interests or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its officers or employees or make any increase in any benefits to which such employees might be entitled, other than in the ordinary course of business; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any material transactions or series of transactions other than in the ordinary course of business.

7.7

Additional Covenants.

(a)

Seller will at all times comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder;

(b)

Seller will keep the Assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies conducting similarly situated businesses; and Seller will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies conducting similarly situated businesses;

(c)

Seller will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the Business in accordance with its past practices consistently applied;

(d)

Seller will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, a breach of which could have a material adverse effect on the Business;

(e)

Seller shall maintain in full force and effect its existence as a limited liability company, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by Seller to be necessary to the conduct of the Business;

(f)

Except as set forth on Exhibit 7.7 attached hereto, Seller will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous to the conduct of the Business; and

(g)

Seller shall deliver to Buyer copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of the Business.

7.8

No Solicitation.

(a)

Except in connection with the transactions contemplated by this Agreement, Seller shall not, nor shall it authorize or permit any officer or employee or any investment banker, attorney or other advisor or representative of, Seller to, (i) solicit, initiate or encourage the submission of, any takeover proposal (as defined below), (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal.  Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of Seller or any investment banker, attorney or other advisor or representatives of Seller or otherwise, shall be deemed to be a breach of this Section by Seller.  For purposes of this Agreement, “takeover proposal” means any proposal for a merger, consolidation or reorganization or other business combination involving the Assets or the Business, other than the transactions contemplated by this Agreement.

(b)

Except upon a material breach of this Agreement by Buyer or following termination hereof, except for action permitted or contemplated by this Agreement, including a party’s right to terminate this Agreement under certain circumstances, the Member shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by such Member of this Agreement or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

(c)

Seller promptly shall advise Buyer orally and in writing of any takeover proposal or any inquiry that could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry.  Seller will keep Buyer fully informed of the status and details of any such takeover proposal or inquiry.

(d)

The provisions of this Section 7.8 shall not be construed to prevent any investment banker, attorney or other advisor or representative of Seller to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

SECTION 8:  COVENANTS OF BUYER

8.1

Preservation of Business.  Until Closing, Buyer shall use its best efforts to:

(a)

maintain its assets in their present state of repair, order and condition, reasonable wear and tear excepted;

(b)

preserve and protect the goodwill and advantageous relationships with its customers and all other persons having business dealings with its business;

(c)

preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, trade names, trade secrets, service marks, copyrights, bonds and other similar rights of Buyer used by its business; and

(d)

comply with all laws applicable to the conduct of the Business.

8.2

Ordinary Course.  Buyer shall not:

(a)

sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its assets, other than in the ordinary course of business;

(b)

incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment that will adversely and materially affect the operation of its business, except in the ordinary course of business or except as provided for in this Agreement; or,

(c)

discuss, solicit, negotiate or enter into an agreement concerning any merger, consolidation or sale of all or substantially all of its assets.

8.3

Access to Books and Records, Premises, etc.  From the date of this Agreement through the Closing Date, Buyer will grant Seller and its authorized representatives access to its books and records, premises, products, former employees and customers and other parties with whom it has contractual relations during reasonable business hours and in a manner not to disrupt or interfere with its business relationships for purposes of enabling Seller to fully investigate Buyer.

8.4

Compensation.  Buyer shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of its business prior to the Closing Date.

8.5

Taxes and Other Liabilities.  Buyer will promptly pay and discharge before the same become delinquent and before penalties accrue thereon, all lawful Taxes, assessments and governmental charges or levies imposed upon any of its assets, and all of its other liabilities except to the extent that the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse affect upon its assets or the loss of any right of redemption from any sale thereunder, and Buyer shall have set aside on its financial statements delivered to Seller, reserves (segregated to the extent required by sound accounting principles) adequate with respect thereto; provided, further, that Buyer shall pay all such taxes, assessments, charges or levies forthwith in excess of such reserves whenever final judgment is entered thereon, or as the result of proceedings to foreclose any lien which attached as security therefor, foreclosure on such lien appears imminent, unless a surety bond or such other measure can be taken to prevent such foreclosure.

8.6

Negative Covenants.  Until Closing, except as contemplated by this Agreement or disclosed in exhibits to this Agreement, from the date hereof until the Closing Date, unless and until Seller otherwise consents in writing, Buyer will not (a) change or alter the physical contents or character of its assets so as to materially affect the nature of its business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to members or issue, purchase or redeem any securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its officers or employees or make any increase in any benefits to which such employees might be entitled, other than in the ordinary course of business; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any material transactions or series of transactions other than in the ordinary course of business.

8.7

Additional Covenants.

(a)

Buyer will at all times comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder;

(b)

Buyer will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies conducting similarly situated businesses; and Buyer will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies conducting similarly situated businesses;

(c)

Buyer will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business in accordance with its past practices consistently applied;

(d)

Buyer will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, a breach of which could have a material adverse effect on its business;

(e)

Buyer shall maintain in full force and effect its existence as a limited liability company, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by Buyer to be necessary to the conduct of its business;

(f)

Except as set forth on Exhibit 8.7 attached hereto, Buyer will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous to the conduct of its business; and

(g)

Buyer shall deliver to Seller copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

SECTION 9:  TERMINATION

9.1

Termination.  This Agreement may be terminated and abandoned solely as follows:

(a)

At any time until the Closing Date by the mutual agreement of the Seller and Buyer.

(b)

By either Buyer or Seller, if for any reason the parties have failed to close the transactions contemplated by this Agreement on or before September 30, 2007, provided that the party seeking to terminate is not in material default hereunder.

In the event of any termination pursuant to this Section 9.1 (other than pursuant to Subparagraph 9.1(a)), written notice setting forth the reasons therefor shall forthwith be given by Seller, if it is the terminating party, to Buyer, or by Buyer, if it is the terminating party, to the Seller.

9.2

Effect of Termination.  If the sale and purchase of Assets is terminated and abandoned as provided for in this Section, this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement except for breach of this Agreement.

SECTION 10: INDEMNIFICATION

10.1

Indemnification Covenants of Seller.  Subject to the limitations set forth in this Section 10, Seller shall defend, indemnify, save and keep harmless the Buyer and its affiliates, directors, officers, agents or representatives and their respective successors and permitted assigns (the “Buyer Indemnitees”), against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys’ fees (collectively, the “Damages”) sustained or incurred by any of the Buyer Indemnitees as a result of or arising out of or relating to:

(a)

Any inaccuracy in a representation or breach of a warranty made by the Seller and Member(s) in this Agreement or in any document or instrument delivered to the Buyer in connection with this Agreement; or

(b)

The failure of the Seller to comply with, or the breach by the Seller of, any of the covenants contained in this Agreement or in any document or instrument delivered to the Buyer in connection with this Agreement, to be performed by the Seller; or

(c)

Any liability now or subsequently existing arising out of or in connection with the Business, solely to the extent that such liabilities and/or obligations relate to periods prior to the Effective Date, except to the extent that any such liability is expressly assumed by the Buyer pursuant to this Agreement.

10.2

Indemnification Covenants of Buyer.  Subject to the limitations set forth in this Section 10, the Buyer shall defend, indemnify, save and keep harmless the Seller and its affiliates, managers, officers, members, agents or representatives and their respective successors and permitted assigns (the “Seller Indemnitees”), against and from all Damages sustained or incurred by any of the Seller Indemnitees as a result of or arising out of or relating to:

(a)

Any inaccuracy in a representation or breach of a warranty made by the Buyer in this Agreement or in any document or instrument delivered to the Seller in connection with this Agreement; or

(b)

The failure of the Buyer to comply with, or the breach by the Buyer of, any of the covenants contained in this Agreement or in any document or instrument delivered to the Seller in connection with this Agreement, to be performed by the Buyer; or

(c)

Any liability now or subsequently existing arising out of or in connection with the Business, solely to the extent that such liabilities and/or obligations relate to the acts or omissions of the Buyer subsequent to the Effective Date; except to the extent that any such liability is expressly retained by the Seller pursuant to this Agreement.

10.3

Method of Asserting Claims.  For purposes of this Section 10.3, the following terms shall be defined as follows:

(a)

Claims” shall mean all claims asserted pursuant to this Section 10, whether or not arising as a result of a Third Party Claim.

(b)

“Indemnified Person” shall mean any Buyer Indemnitee or any Seller Indemnitee, as the context requires.

(c)

“Indemnifying Person” shall mean any person obligated to indemnify an Indemnified Person pursuant to this Section 10, as the context requires.

(d)

“Third Party Claims” shall mean any Claim asserted by any person not a party to this Agreement (including without limitation any Governmental Authority), asserting that an Indemnified Person is liable for monetary or other obligations which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Section 10.

(e)

All Claims shall be made in writing and shall set forth with reasonable specificity the facts and circumstances of the Claim, as well as the basis upon which indemnification pursuant to this Section 10 is sought.  Notwithstanding the foregoing, no delay or failure by any Indemnified Person to provide notification of any Claim shall preclude any Indemnified Person from recovering for Damages pursuant to this Section 10, except to the extent that such delay or failure materially compromises the rights of any Indemnifying Person under this Section 10.

(f)

Within ten (10) days after receipt by an Indemnifying Person of any notification of a Claim, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume (at the Indemnifying Person’s expense) control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnifying Person acknowledges in writing to the Indemnified Person that any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section 10.  If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense, but in so doing shall not waive or limit its right to recover under this Section 10 for any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding.  The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Person assumes control of such defense, and the Indemnified Person has been advised in writing by outside legal counsel that under the applicable standards of professional conduct, the Indemnifying Person and the Indemnified Person may not be represented by the same counsel with respect to such action, suit or proceeding, the reasonable fees and expenses of one law firm for the Indemnified Person shall be paid by the Indemnifying Person.  The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.  The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Person, which (with respect to an action, suit or proceeding as to which the Indemnifying Person has not elected to assume control of the defense) shall not be unreasonably withheld, conditioned or delayed.  The Indemnifying Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld, conditioned or delayed so long as the settlement includes a complete release of the Indemnified Person from all liability and does not contain or contemplate any payment by, or injunctive or other equitable relief binding upon, the Indemnified Person.

10.4

Survival.  The representations, warranties, covenants, agreements and indemnities of the parties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until the first anniversary of the date hereof.  If a notice is properly given with respect to a Claim prior to the expiration of the relevant survival period set forth in this Section 10.4, then notwithstanding such expiration, the representation, warranty, covenant, agreement or indemnity applicable to such Claim shall survive until, but only for purposes of, the resolution of such Claim.  Notwithstanding the foregoing, Buyer’s indemnification obligations set forth in the Assignment and Assumption Agreement for the Lease shall continue until the earlier of (a) the expiration of the Lease or (b) the release of Seller as tenant and Member as guarantor of the Lease.

SECTION 11:  CONFIDENTIAL INFORMATION AND RELATED MATTERS

11.1

Each of the Buyer and Seller recognizes and acknowledges that it has and will have access to certain non-public information of the other which shall be deemed the confidential information of the other party (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that is valuable, special and unique property.  Information shall not be deemed confidential information and afforded the protections of this Section if such information is (a) developed by the receiving party independently of the disclosing party, (b) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (c) publicly available other than through the fault or negligence of the receiving party, (d) released without restriction by the disclosing party to anyone, including the United States government, or (e) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure.  Each of the parties agrees that it will not disclose, and that it will use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the parties to this Agreement.  Notwithstanding the foregoing, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other party the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed.  In the event of any termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party’s behalf during the conduct of the matters provided for in this Agreement, whether so obtained before or after the execution hereof.  Each of the parties recognizes and agrees that violation of any of the agreements contained in this Section 11 will cause irreparable damage or injury to the other parties, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the parties shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements.  Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the parties may have against each other.

11.2

Seller further covenants with Buyer that all information concerning the customers, clients, contracts, mailing lists and business of the Business is confidential information, is being acquired by Buyer and will be treated by Seller as such, and that Seller will not hereafter, directly or indirectly, make use of such information or divulge any such confidential information relating to the Business nor reveal any customer or mailing lists or other confidential information to any other person except as provided for herein.  The foregoing restrictions on disclosure of information shall not include (a) information that has properly come into the public domain, (b) information learned by Seller from a third party without an obligation of confidentiality or (c) information gained or learned by Seller independent of and subsequent to the closing of the transactions covered by this Agreement.

SECTION 12:   EXPENSES

12.1

Each of the parties will pay all costs and expenses of its or his performance and compliance with this Agreement.  Notwithstanding the foregoing, if the Agreement is not consummated by reason of a default of one of the parties, then the expenses of the parties in connection with the transaction contemplated herein shall be paid by such defaulting party.

12.2

Seller and Buyer each covenant and agree that they have not engaged the services of any broker or finder in connection with the transactions provided for herein and that no brokers’ or finders’ fees are payable hereunder.

SECTION 13:   MISCELLANEOUS

13.1

Attorneys' Fees.  In any action at law or in equity or in any arbitration proceeding, for declaratory relief or to enforce any of the provisions or rights or obligations under this Agreement, the unsuccessful party to such proceeding, shall pay the successful party or parties all statutorily recoverable costs, expenses and reasonable attorneys' fees incurred by the successful party or parties including without limitation costs, expenses, and fees on any appeals and the enforcement of any award, judgment or settlement obtained, such costs, expenses and attorneys' fees shall be included as part of the judgment.  The successful party shall be that party who obtained substantially the relief or remedy sought, whether by judgment, compromise, settlement or otherwise.

13.2

Incorporation by Reference.  All exhibits to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

13.3

Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns.  Nor shall anything in this Agreement act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

13.4

Amendments and Waivers.  This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

13.5

Waiver.  No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement.  The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

13.6

Governing Law - Construction.  This Agreement, and the rights and obligations of the respective parties, shall be governed by and construed in accordance with the laws of the State of Colorado, excluding conflict of law provisions which would act to apply the laws of another state.  Notwithstanding the preceding sentence, it is acknowledged that each party hereto is being represented by, or has waived the right to be represented by, independent counsel.  Accordingly, the parties expressly agree that no provision of this Agreement shall be construed against any party on the ground that the party or its counsel drafted the provision.  Nor may any provision of this Agreement be construed against any party on the grounds that party caused the provision to be present.

13.7

Limitation of Actions.  No action may be brought by any party to this Agreement to enforce any covenant made by any party hereto or to seek damages or equitable relief arising from any claimed breach or nonperformance of a covenant, representation, warranty or other performance provided for herein unless such action is commenced within one (1) year of the Closing Date.  The parties hereto agree to be bound by the aforesaid limitation of actions notwithstanding the provisions of any applicable statutory limitation of actions to the contrary.

13.8

Notices.  Any notice, communication, offer, acceptance, request, consent, reply, or advice (herein severally and collectively, for convenience, called “Notice”) in this Agreement provided or permitted to be given, served, made, or accepted by any party or person to any other party or parties, person or persons, hereunder must be in writing, addressed to the party to be notified at the address set forth below, or such other address as to which one party notifies the other in writing pursuant to the terms of this Section, and must be served by (a) telefax or other similar electronic method, or (b) depositing the same in the United States mail, certified, return receipt requested and postage paid to the party or parties, person or persons to be notified or entitled to receive same, or (c) delivering the same in person to such party.

Notice shall be deemed to have been given immediately when sent by telefax or other electronic method and seventy-two hours after being deposited in the United States mail, or when personally delivered in the manner hereinabove described.  Notice provided in any manner not specified above shall be effective only if and when received by the party or parties, person or persons to be, or provided to be notified.

All notices, requests, demands and other communications required or permitted under this Agreement shall be addressed as set forth below:

If Buyer, to:

Global Casinos, Inc.

Attn:  Clifford L. Neuman, Pres.

5455 Spine Street, Suite “C”

Boulder, CO  80301

With a copy to:

Clifford L. Neuman, Esq.

Clifford L. Neuman, P.C.

1507 Pine Street

Boulder, Colorado 80302

(303) 449-2100

(303) 449-1045 (fax)

If Seller, to:

Doc Holliday Casino, LLC

Attention:  Dale Scuti

100 Hylan Drive

Rochester, New York  14623

(585) 424-2600 (fax)

With a copy to:

Peter Lutz, Esq.

Harris Beach, PLLC

99 Garnsey Road

Pittsford, New York 14534

Any party receiving a facsimile transmission shall be entitled to rely upon a facsimile transmission to the same extent as if it were an original.  Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

13.9

Fax/Counterparts.  This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original.  Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents.  For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original.

13.10

Captions.  The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

13.11

Severability.  Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law.  In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

13.12

Jurisdiction and Venue.  Jurisdiction over any action, proceeding or arbitration shall be proper only if filed and maintained in Colorado, and venue shall be proper therefor only in the County of Boulder as to state court proceedings or the District Court for the District of Colorado as to federal court proceedings.

13.13

Good Faith Cooperation and Additional Documents.  The parties shall use their reasonable good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence.  Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.

13.14

Assignment.  Neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its/his rights, obligations or liabilities under this Agreement without the prior written consent of all other parties, which consent may be withheld in their respective sole and absolute discretion.

13.15

Entire Agreement - Amendment.  For purposes of this Section, the term “Agreement” shall include this Agreement and the Exhibits and other documents attached hereto.  This Agreement, and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, letters of intent, representations, warranties, disclosures, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting that subject matter.

13.16

Authority to Sign.  Each of the persons signing below on behalf of any party hereby represents and warrants that s/he or it is signing with full and complete authority to bind the party on whose behalf of whom s/he or it is signing, to each and every term of this Agreement.

13.17

Execution of Documents.  The parties hereto agree to execute and deliver any and all other documents necessary and convenient to effectuate the transactions contemplated by this Agreement.

13.18

Time. Time is of the essence of this Agreement and each of its provisions.

IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

DOC HOLLIDAY CASINO, LLC

GLOBAL CASINOS, INC.

A Colorado limited liability company

A Utah corporation

By: /s/ Dale Scutti

By: /s/ Clifford L. Neuman